QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.4

CONSENT OF MINE AND QUARRY ENGINEERING SERVICES, INC.

        We hereby consent to the incorporation by reference into this Registration Statement on Form S-3 (the "Registration Statement") of Mines Management, Inc. (the "Company"), and any future prospectus, amendments or supplements thereto, of the technical report entitled "Technical Report—Preliminary Economic Assessment—Montanore Project—Montana, USA" dated February 3, 2011 (the "Report") relating to Mines Management, Inc.'s (the "Company") Montanore Project, portions of which were prepared by us in our capacity as an independent consultant to the Company, which is set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, provided that each reference is consistent with the disclosure set forth in the Annual Report on Form 10-K for the year ended December 31, 2012. We also consent to all references to us contained in such Registration Statement, under the heading "Experts," including in any future prospectus, amendments or supplements thereto; provided that each reference is consistent with the disclosure set forth in the Annual Report on Form 10-K for the year ended December 31, 2012.

MINE AND QUARRY ENGINEERING SERVICES, INC.
By:	/s/ CHRISTOPHER KAYE Christopher Kaye President

July 25, 2013

QuickLinks

  Exhibit 23.4
CONSENT OF MINE AND QUARRY ENGINEERING SERVICES, INC.